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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated (a) February 16, 1998 (except for Note 14, as to which the date is March 18, 1998) with respect to the consolidated financial statements of Lexford Residential Trust (formerly Lexford, Inc. and Cardinal Realty Services, Inc.) and Subsidiaries and (b) dated April 1, 1998 with respect to the combined statements of revenue and certain expenses of the Consolidating Properties in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-49269) and related Prospectus of Lexford Residential Trust for the registration of 11,000,000 of its common shares of beneficial interest.


                                          /s/ ERNST & YOUNG LLP

                                          --------------------------------------
                                          Ernst & Young LLP

Columbus, Ohio

May 1, 1998